Exhibit 32

In connection with the quarterly report of Security Devices International, Inc., (the “Company”) on Form 10-Q for the quarter ended May 31, 2019, as filed with the Securities and Exchange Commission (the “Report”) Bryan Ganz, the Principal Executive Officer of the Company and Rakesh Malhotra, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.

August 2, 2019	/s/ Bryan Ganz
Bryan Ganz, Principal Executive Officer

August 2, 2019	/s/ Rakesh Malhotra
Rakesh Malhotra, Principal Financial Officer